UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report: (Date of earliest event reported)

                                  July 8, 2008

                      OMEGA COMMERCIAL FINANCE CORPORATION
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               (Exact name of registrant as specified in charter)

                                     Wyoming
         (State or other Jurisdiction of Incorporation or Organization)


                              200 South Biscayne Blvd
                                    Suite 4450
        000-8447               Miami, Florida 33131           83-0219465
--------------------------   ------------------------  -------------------------
 (Commission File Number)     (Address of Principal         (IRS Employer
                            Executive Offices and zip      Identification No.)
                                      code)


                                 (305) 677-0306
                             (Registrant's telephone
                           number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Rescission Agreement
--------------------

On July 7, 2008, the Company entered into a Rescission Agreement for Share Exchange (the "Rescission Agreement") with 21 Miami Oceans International Limited, a Belize Corporation ("21 Oceans") and Steve Yamashiro, the sole shareholder of 21 Miami Oceans International Limited ("Yamishiro"). The Rescission Agreement rescinded the previous Agreement for Share Exchange executed by and between the parties on June 30, 2008 pursuant to which the Company acquired a 100% ownership interest in 21 Oceans in exchange for 1,000,000 newly-issued shares of common stock in the Company and other consideration. The parties have mutually determined that it is in the best interest of each of the parties to execute the Rescission Agreement, recinding the Share Exchange Agreement and unwinding the deal altogether. The parties remain on friendly terms and additional due diligence regarding a future potential transaction may be completed by the parties.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Rescission Agreement is incorporated by reference and attached hereto as
Exhibit 2.1.
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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2008

                                            Omega Commercial Finance Corporation

                                            By:  /s/ Jon Cummings
                                                 -------------------------------
                                                 Jon Cummings
                                                 Chief Executive Officer